Exhibit 99

Haber Inc. to Run Demonstrations Using “Green” Gold Extraction Technology in Suriname to Show an Alternative to the Use of Mercury

Haber Inc. will perform demonstration runs in Suriname within 45-70 days using its hydrometallurgical “green” recovery technology on sulfide ores to prove to the government of Suriname, small scale miners and mining companies that it can more than double the current extraction efficiencies and eliminate the use of mercury.

ARLINGTON, Mass.--(BUSINESS WIRE)--July 28, 2010--Haber, Inc (“Haber”), (OTC: HABE), a Delaware corporation headquartered in Arlington, Mass., with proprietary technologies in the separations sciences and environmentally friendly processing of gold bearing ores, announced that it will be running gold extraction demonstrations in Suriname on sulfide gold ore utilizing its environmentally friendly technology.

Albert B. Conti, CEO of Haber stated, “The newly elected Surinamese government has run on a platform of “green” gold mining to eliminate the use of mercury as an initiative to solve the environmental problems plaguing the country and has solicited Haber to demonstrate its technology as a possible method to effectuate its stated goal. Also the government’s interest in implementing Haber’s Strategic Abatement of Mercury and Poverty (STAMP) program to deal with small scale miners would create new opportunities for the people of Suriname and would have a significant and profound humanitarian, environmental and economic impact on Suriname’s development dynamics and could greatly stimulate its economy.”

Haber’s demonstrations will use concentrates and head ore received from private and public gold mining companies. The Surinamese government and officials of international organizations will also be in attendance to observe the testing. Currently gold mining companies in Suriname are only obtaining gold recovery efficiencies in the mid 30% range using mercury. Haber has extensively tested representative materials from the region and obtained efficiencies in the 90% range, indicating that Haber’s “green” technology, if commercially implemented, could potentially more than double revenues without any increase in mining volumes. One of the objectives of the demonstration is to confirm this significant efficiency improvement to all stakeholders.

Successful demonstration results would lead to the initiation of government discussions on a Suriname/Haber strategic partnership drafted to advance the countries “green” gold initiative. Furthermore, it was indicated that as part of any potential final agreement the government would provide or assist in the necessary funding to begin a small commercial Haber pilot processing plant on a current Surinamese mining operation that is using mercury.

Conti, continues, “The country has large gold resources which have not yet been fully exploited. Accordingly, there are numerous opportunities where Haber’s technology could be used and revenues generated. Suriname represents a unique opportunity for our company to provide an environmentally friendly process to the mining community with significant opportunities for increasing the extraction efficiencies and thereby revenues for Haber and all mercury users.

We expect to begin the gold processing demonstrations before early-October in Paramaribo and intend on establishing a permanent operations office in Paramaribo before the end of the year. Haber has pursued for nearly 6 years introduction of its “green” technology to eliminate the use of mercury in gold mining. It now appears that the recently elected Surinamese government’s strong “green” gold policy presents a significant opportunity to begin to realize that objective. Success in Suriname would present a country blueprint on how other countries can successfully transition into becoming “green” gold producers with Haber’s environmentally friendly technology being an integral part of that solution.

However, it must be noted that there is no guarantee that Haber can successfully meet the protocol objectives of the demonstrations or enter into any agreements with the government or mining companies.”

About Haber, Inc.

Haber, Inc. is a high technology process development company with proprietary technologies in extractive metallurgy and electrochemical separations. The company’s Electromolecular Propulsion (EMP) technology is an electrochemical process that enables the electrically controlled movement or positioning of a variety of different molecules at greater speed and control of the results than conventional methods. In addition, the company has the environmentally friendly Haber Gold Process Four (HGP4), a sulfide reduction, extraction and recovery process and the associated “Aladdin” proprietary processing equipment. For more information, call Peter R. D’Angelo (781) 643-2727, or visit the company’s website at http://www.habercorp.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements include statements concerning plans, opportunities, objectives, potential agreements, goals, strategies, future events or performance and underlying assumptions. These statements are subject to uncertainties and risks including, but not limited to, economic conditions, the impact of competition and pricing, government regulation, and other risks. All forward-looking statements made by or on behalf of Haber Inc. are qualified. Haber Inc. disclaims any obligations to update any forward-looking statements to reflect events or circumstances after the date hereof.

CONTACT:
Haber, Inc.
Florence Tambone, 781-643-3295